Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Myriad Pharmaceuticals, Inc. 2009 Employee, Director and Consultant Equity Incentive Plan, and the Myriad Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan of our report dated March 20, 2009, with respect to the combined financial statements of Myriad Pharmaceuticals, Inc. included in its Form 10 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, UT
June 26, 2009